Exhibit 31.4

CERTIFICATIONS

I, Rhonda Hellums, certify that:

1.
I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Silence Therapeutics plc; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2025

By: /s/ Rhonda Hellums

Rhonda Hellums

Chief Financial Officer

(Principal Financial Officer)